News Release Contact: Robert M. Plante Vice President & Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold
Fiscal 2007 First Quarter Results Conference Call

Whippany, New Jersey, January 25, 2007 — Suburban Propane Partners, L.P. (the ‘‘Partnership’’) (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, announced today that it has scheduled its Fiscal 2007 First Quarter Results Conference Call for Thursday, February 8, 2007 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2007 first quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (877) 209-9920
Ask for: Suburban Propane Fiscal Year 2007 First Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 4:00 PM Thursday, February 8, 2007 until 11:59 PM, Friday, February 9, 2007 and can be accessed by dialing (800) 475-6701, Access Code 860258. The replay will also be available via Suburban’s web site until Thursday, February 15, 2007.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.

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